As filed with the Securities and Exchange Commission on March 10, 2000

                                          REGISTRATION STATEMENT NO. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           REGISTRATION STATEMENT ON
                                   FORM S-8
                       UNDER THE SECURITIES ACT OF 1933

                         CASCADE FINANCIAL CORPORATION
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                                           91-1661954
------------------------------------------------------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                               2828 Colby Avenue
                           Everett, Washington 98201
                                (425) 339-5500
------------------------------------------------------------------------------
                   (Address of principal executive offices)

        Cascade Financial Corporation 1997 Stock Option Plan, as amended
------------------------------------------------------------------------------
                           (Full title of the Plan)

Frank M. McCord                                   John F. Breyer, Jr., Esquire
Chairman and Chief Executive Officer                    Breyer & Associates PC
Cascade Financial Corporation                       1100 New York Avenue, N.W.
2828 Colby Avenue                                               Suite 700 East
Everett, Washington 98201                              Washington, D.C.  20005
(425) 339-5500                                                  (202) 737-7900
------------------------------------------------------------------------------
            Name, address and telephone number of agent for service

                        Calculation of Registration Fee
------------------------------------------------------------------------------
Title of
Securities          Amount    Proposed Maximum  Proposed Maximum    Amount of
to be               to be      Offering Price      Aggregate      Registration
Registered       Registered(1)   Per Share       Offering Price        Fee
------------------------------------------------------------------------------
Common Stock,
$0.01 par value   635,452          $9.07(2)       $5,763,550         $1,522
------------------------------------------------------------------------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2) Estimated in accordance with Rule 457(h), calculated on the basis of $9.07 per share, which was the average of the high and low trading prices of Cascade Financial Corporation's common stock as reported on the Nasdaq Smallcap market on March 8, 2000.

                               ----------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Cascade Financial Corporation 1997 Stock Option Plan, as amended (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference
-------
     The following documents previously or concurrently filed by Cascade Financial Corporation (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement.

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (File No. 0-25286) filed pursuant to the Securities Exchange Act of 1934, as amended;

(b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-25286) filed pursuant to the Securities Exchange Act of 1934, as amended;

(c) the Registrant's Amended Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (File No. 0-25286) filed pursuant to the Securities Exchange Act of 1934, as amended;

(d) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by audited financial statements contained in the report referred to in Item 3(a) above; and

(e) the description of the Registrant's common stock, par value $.01 per share, as set forth in the Registration Statement on Form S-4 (File No. 33-83200),and all amendments thereto or reports filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Cascade Financial Corporation, 2828 Colby Avenue, Everett, Washington 98201, telephone number (425) 339-5500.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities
-------
     Not Applicable

Item 5. Interests of Named Experts and Counsel
-------
     Not Applicable

Item 6. Indemnification of Directors and Officers
-------
     Article XVII of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article XVII also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith,
(ii) was acting in a manner be reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7. Exemption From Registration Claimed
-------
     Not Applicable

Item 8. Exhibits
-------
     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

                                                     Reference to Prior Filing
Regulation S-K                                          or Exhibit Number as
Exhibit Number         Description of Exhibits            Attached Hereto
--------------  ------------------------------------ -------------------------

      4.1       Certificate of Incorporation of
                Cascade Financial Corporation                     *

      4.2       Bylaws of Cascade Financial Corporation           *

      4.3       Form of Certificate of Common Stock
                for Cascade Financial Corporation                 *

      5         Opinion of Breyer & Associates PC                 5

      23.1      Consent of KPMG, LLP                              23.1

      23.2      Consent of Breyer & Associates PC      Contained in Exhibit 5

      24        Power of attorney                      Contained on signature
                                                                page

      99        Cascade Financial Corporation 1997
                Stock Option Plan, as amended                     99
----------------
* Filed as exhibits to the Registrant's Registration Statement on Form S-4 (File No. 33-83200). All such previously filed documents are hereby incorporated by reference in accordance with Item 601 of Regulation S-K.

Item 9. Undertakings
-------
     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cascade Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Everett, and the State of Washington the 10th day of March 2000.

                                     CASCADE FINANCIAL CORPORATION

                                     By  /s/ Frank M. McCord
                                         ------------------------------------
                                         Frank M. McCord
                                         Chairman and Chief Executive Officer
                                         (Duly Authorized Representative)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Frank M. McCord his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By:/s/Frank M. McCord
   ---------------------------------------             March 10, 2000
   Frank M. McCord
   Chairman and Chief Executive Officer
   (Principal Executive Officer)

By:/s/Russell E. Rosendal
   ---------------------------------------             March 10, 2000
   Russell E. Rosendal
   Executive Vice President
   (Principal Financial and Accounting Officer)

By:/s/C. F. Safstrom
   ---------------------------------------             March 10, 2000
   C. F. Safstrom
   President and Director

By:/s/G. Brandt Westover
   ---------------------------------------             March 10, 2000
   G. Brandt Westover
   Director

By:/s/Paull Shin
   ---------------------------------------             March 10, 2000
   Paull Shin
   Director

By:
   ---------------------------------------             ----- --, 2000
   Dwayne Lane
   Director

By:/s/Henry Robinett
   ---------------------------------------             March 10, 2000
   Henry Robinett
   Director

By:/s/D. R. Murphy
   ---------------------------------------             March 10, 2000
D. R. Murphy
   Director

By:/s/Ronald E. Thompson
   ---------------------------------------             March 10, 2000
   Ronald E. Thompson
   Director

By:/s/David W. Duce
   ---------------------------------------             March 10, 2000
   David W. Duce
   Director

By:/s/Gary Meisner
   ---------------------------------------             March 10, 2000
   Gary Meisner
   Director

By:/s/David O'Connor
   ---------------------------------------             March 10, 2000
   David O'Connor
   Director

By:/s/Janice Halladay
   ---------------------------------------             March 10, 2000
   Janice Halladay
   Director

                                  Exhibit 5

                      Opinion of Breyer & Associates PC

                      [Breyer & Associates PC Letterhead]




                               March 10, 2000



Board of Directors
Cascade Financial Corporation
2828 Colby Avenue
Everett, Washington 98201

Gentlemen and Ladies:

     We have acted as special counsel to Cascade Financial Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $0.01 per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the Cascade Financial Corporation 1997 Stock Option Plan, as amended (the "Plan"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                     Sincerely,



                                     /s/Breyer & Associates PC
                                     BREYER & ASSOCIATES PC

                                Exhibit 23.1

                            Consent of KPMG, LLP

                          [LETTERHEAD OF KPMG, LLP]

                       Consent of Independent Auditors


The Board of Directors
Cascade Financial Corporation
2828 Colby Avenue
Everett, Washington  98201

Gentlemen:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Cascade Financial Corporation relating to their 1997 Stock Option Plan, as amended, of our report dated August 2, 1999, relating to the consolidated balance sheets of Cascade Financial Corporation and subsidiary as of June 30, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended June 30, 1999, which report appears in the June 30, 1999 Annual Report to Stockholders of Cascade Financial Corporation, which is incorporated by reference in Cascade Financial Corporation's Annual Report on Form 10-K for the year ended June 30, 1999.


/s/KPMG, LLP

Seattle, Washington
March 8, 2000

                                Exhibit 23.2

              Consent of Breyer & Associates PC (see Exhibit 5)

                                 Exhibit 24

                   Power of Attorney (see signature page)

                                 Exhibit 99

      Cascade Financial Corporation 1997 Stock Option Plan, as amended

                        Cascade Financial Corporation

                     1997 Stock Option Plan, As Amended


SECTION 1. Purpose. The purposes of the Cascade Financial Corporation 1997 Stock Option Plan, as amended, are to promote the interests of the Company, its affiliates, and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees and directors of the Company and its affiliates; (ii) motivating such employees and Eligible Directors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees and Eligible Directors to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean the Bank and any other "subsidiary" of the Company as defined in Section 424(f) of the Code.

     "Award" shall mean any grant of Options or Director Options.

     "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Bank" shall mean Cascade Bank, Everett, Washington, or any successor thereto.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall mean an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the common stock of the Company or the Bank pursuant to a tender or exchange offer for such shares,
(b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the combined voting power of the Company's or the Bank's then outstanding securities, (c) the membership of the board of directors of the Company or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company or the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Company's or the Bank's assets, or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom, for purposes of the Plan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean a committee of the Board consisting of at least two non-employee directors designated by the Board to administer the Plan. If a separate committee is not so designated, the Board shall serve as the Committee for all purposes under the Plan.

     "Company" shall mean Cascade Financial Corporation, a Delaware corporation.

     "Director Option" shall mean a Non-Qualified Stock Option granted to an Eligible Director pursuant to Section 6(e).

     "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code. For purposes of the Plan, all determinations as to whether a Participant has become disabled shall be made by a majority of the Board upon the basis of such evidence as it deems necessary or desirable, and shall be final and binding on all interested persons.

     "Effective Date" shall mean the date specified in Section 9(a) of the Plan.

     "Eligible Director" shall mean, on any date, a person who is serving as a member of the Board but shall not include a person who is an Employee.

     "Employee" shall mean an employee of the Company or any Affiliate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall be determined as follows:

     (a) If the Shares are traded or quoted on the Nasdaq Stock Market or other national securities exchange at the time of grant of the Award, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on the date such Award is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

     (b) If the Shares are not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Fair Market Value shall be a value determined by the Committee in good faith on such basis as it deems appropriate.

     "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option but shall not include a Director Option.

     "Participant" shall mean any Employee or Eligible Director selected by the Committee to receive an Award of Options or Director Options, as appropriate.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" shall mean this Cascade Financial Corporation 1997 Stock Option
Plan.

     "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

     "Shares" shall mean common shares of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

     "Ten Percent Stockholder" shall mean any stockholder who, at the time an Incentive Stock Option is granted to such stockholder, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the voting power of all classes of stock of the Company.

     "Termination for Cause" shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Company and/or, the Bank and a Participant.

SECTION 3.  Administration.

     (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, and Participant, any holder or beneficiary of any Award, any shareholder and any Employee.

SECTION 4.  Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Options and Director Options may be granted under the Plan shall be 429,688. If, after the effective date of the Plan, any Shares covered by an Option or Director Option granted under the Plan, or to which such an Option or Director Option relates, are forfeited, or if an Option or Director Option otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Option or Director Option, or to which such Option or Director Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Options and Director Options may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Options and Director Options may be granted. In the event that any Option or Director Option is exercised through the delivery of Shares, the number of Shares available for Awards under the Plan shall be increased by the number of Shares surrendered.

     (b) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall proportionately adjust any or all (as necessary) of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted,
(ii) the number of

Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code, as from time to time amended.

     (c) Sources of Shares. Any Shares delivered pursuant to an Option or Director Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. An Employee, including any officer or employee-director of the Company, shall be eligible to be designated a Participant. Each Eligible Director shall be eligible to receive Director Options in accordance with Section 6(e) hereof.

SECTION 6.  Options and Director Options.

     (a) Grant. Subject to the provisions of the Plan and the recommendation of the Board, the Committee shall determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options. In such case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including without limitation, the requirements of Code Section 422(d), which limits the aggregate fair market value of Shares of which Incentive Stock Options are exercisable for the first time to one hundred thousand dollars ($100,000) per calendar year. Each provision of the Plan and of each written option agreement relating to an Option designated an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

     (b) Exercise Price. The Committee shall establish the exercise price at the time each Option or Director Option is granted, which price shall not be less than one hundred percent (100%) of the per Share Fair Market Value on the date of grant. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, is a Ten Percent Stockholder, shall not be less than one hundred ten percent (110%) of the per Share Fair Market Value on the date of grant.

     (c) Exercise. Subject to the provisions of the Plan, each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter; provided, however, that in the case of an Incentive Stock Option, a Participant may not exercise such Option as an Incentive Stock Option after the earlier of (i) the date which is ten (10) years (five (5) years in the case of a Participant who is a Ten Percent Stockholder) after the date on which such Incentive Stock Option is granted, or (ii) the date which is three (3) months (twelve (12) months in the case of a Participant who becomes Disabled, or who dies) after the date on which he ceases to be an employee of the Company or an Affiliate. Each Award shall be one hundred percent (100%) vested upon a Participant's death or Disability. In the event of an Employee's Termination for Cause, his Options shall be canceled on the date he ceases to be an Employee. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     (d) Payment. No Shares shall be delivered pursuant to any exercise of an Option or Director Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price. The Committee may, in its discretion, arrange procedures for the payment of the exercise price with one or more stock brokerage firms for the purpose of allowing a Participant to make a "cashless exercise" of an Option or Director Option.

     (e) Director Options. Subject to the provisions of the Plan and the recommendation of the Board, the Committee shall determine the Eligible Directors to whom Director Options shall be granted, the number of shares to be covered by each Director Option and the condition and limitations applicable to the exercise of each Director Option. Each Award of Director Options shall vest ratably over a five (5) year period whereby twenty percent (20%) of the Award shall vest on each of the first through the fifth anniversaries of the date of grant so long as the Eligible Director continues to serve as a member of the Board; provided, however, that each Award shall be one hundred percent (100%) vested in the event of the Eligible Director's death or Disability. A Director Option shall be exercisable until the earlier to occur of the following two (2) dates (i) the tenth anniversary of the date of grant of such Director Option or (ii) one (1) year (two (2) years in the case of an Eligible Director who becomes Disabled, or who dies) after the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board upon Termination for Cause, his Director Options shall be canceled on the date he ceases to be a member of the Board. An Eligible Director may pay the exercise price of a Director Option in the manner described in Section 6(d).

     (f) Effect of a Change in Control. In the event of a Change in Control, all then outstanding Options and Director Options shall become one hundred percent (100%) vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Company or the Bank is merged into or consolidated with another corporation, or if the Company or the Bank sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of then outstanding Options and Director Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options or Director Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant or Eligible Director shall be paid in cash an amount equal to the difference between the Fair Market Value of the Shares subject to the Options or Director Options as of the effective date of such corporate event and the exercise price of the Options or Director Options, as appropriate.

SECTION 7.  Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Committee deems it necessary or appropriate to comply.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award of Options granted hereunder to be canceled in consideration of the granting to the holder of an alternative Award of Options having a Fair Market Value equal to the Fair Market Value of such canceled Award.

SECTION 8.  General Provisions.

     (a)  Nontransferability.

          (i) Each Award, and each right under any Award, shall be exercisable only by the Participant during his lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or a transferee receiving such Award pursuant to a domestic relations order or
Section 8(a)(ii) as determined by the Committee.

          (ii) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the preceding sentence, the Committee shall have discretionary authority to permit the transfer of any Non-Qualified Stock Option to members of a Participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred Non-Qualified Stock Option may be exercised by the transferee on any date only to the extent that the Participant would have been entitled to exercise the Non-Qualified Stock Option on such date had the Non-Qualified Stock Option not been transferred. Any transferred Non-Qualified Stock Option shall remain subject to the terms and conditions of the Participant's Award Agreement.

     (b) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

     (c) Share Certificates. All Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or national securities association upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates representing such Shares or other securities to make appropriate reference to such restrictions.

     (d) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposed of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

     (e) Withholding. A Participant shall be required to pay to the Company and the Company is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, including, but not limited to, the withholding of the issuance of Shares to be issued upon the exercise of any Option or Director Option until the Participant reimburses the Company for any amount required to be withheld.

     (f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

     (g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate. Further, the Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he has become the holder of such Shares.

     (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

     (k) Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recovery under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

     (m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such rights shall be no greater than the right of any unsecured general creditor of the Company.

     (n) Rule 16b-3 Compliance. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     (o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (p) No Impact on Benefits. Unless specifically provided under any other benefit plan of the Company or its Affiliates, Awards shall not be treated as compensation for purposes of calculating an Employee's or Eligible Director's rights under such benefit plans.

     (q) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, by contract, as a matter of law, or otherwise.

SECTION 9.  Term of the Plan.

     (a) Effective Date. The Plan shall become effective upon approval by a majority of the Company's stockholders at an annual or special meeting of stockholders of the Company held not more than twelve (12) months after the date of adoption of the Plan by the Board.

     (b) Expiration Date. The Plan shall terminate on and no Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

                                 *      *      *